Exhibit 99.2

Investor Update	Issue Date: January 22, 2015

This investor update provides guidance and certain forward-looking statements about United Continental Holdings, Inc. (the “Company” or “UAL”). The information in this investor update contains the financial and operational outlook for the Company for first quarter and full-year 2015.

First-Quarter and Full-Year 2015 Outlook	Estimated 1Q 2015			Estimated FY 2015
Consolidated Capacity Year-Over-Year Change Higher/(Lower)	0.0%	—	1.0%	1.5%		—	2.5%
Pre-tax margin[1]	5.0%	—	7.0%
Revenue
Consolidated PRASM (¢/ASM)	12.78	—	13.04
Year-Over-Year Change Higher/(Lower)	(1.0%)	—	1.0%
Cargo and Other Revenue ($B)	$1.1	—	$1.2
Non-Fuel Operating Expense
Consolidated CASM Excluding Profit Sharing, Fuel & Third-Party Business Expenses[1] (¢/ASM)	10.23	—	10.33	9.61		—	9.70
Year-Over-Year Change Higher/(Lower)	(0.5%)	—	0.5%	0%		—	1.0%
Third-Party Business Expenses[2] ($M)	$65	—	$75	$280		—	$300
Aircraft Rent ($M)	$200	—	$205	$780		—	$790
Depreciation and Amortization ($M)	$425	—	$430	$1,720			$1,730
Consolidated Fuel Expense
Fuel Consumption (Million Gallons)		~915
Fuel Price Excluding Hedges (Price per Gallon)	$1.75	—	$1.80
Operating Cash-Settled Hedge Loss (Price per Gallon)		$0.18
Fuel Price Including Operating Cash- Settled Hedges (Price per Gallon)[3]	$1.93	—	$1.98
Non-Operating Cash-Settled Hedge Loss (Price per Gallon)[4]		$0.03
Fuel Price Including All Cash- Settled Hedges (Price per Gallon)[5]	$1.96	—	$2.01
Non-Operating Expense[6] ($M)	$185	—	$215	$950		—	$1,000
Effective Income Tax Rate		0%
Gross Capital Expenditures[7] ($M)	$835	—	$885	$3,000		—	$3,200
Debt and Capital Lease Payments ($M)		$230				$1,190
Pension ($M)
Expense					~$	200
Cash contribution					~$	400
Diluted share count[8] (M)		385				385

1.	Excludes special charges, the nature and amount of which are not determinable at this time
2.	Third-party business revenue associated with third-party business expense is recorded in other revenue
3.	This price per gallon corresponds to the fuel expense line of the income statement
4.	This price per gallon corresponds to the impact of non-operating hedges that appear in the non-operating line of the income statement
5.	This price per gallon corresponds to the total economic cost of the Company’s fuel consumption including all cash-settled hedges but does not directly correspond to the fuel expense line of the income statement
6.	The Company excludes the non-cash impact of fuel hedges from its non-operating expense guidance and non-GAAP earnings
7.	Capital expenditures include net purchase deposits and exclude fully reimbursable capital projects
8.	Diluted share count is approximately equal to basic share count

Passenger Revenue: First quarter 2015 passenger revenue is negatively impacted by approximately $75 million due to new, more accurate data regarding the timing of when MileagePlus redemption tickets are flown and, in turn, when the related revenue is recognized. This change will have no effect on full-year passenger revenue or cash. As a result of this change, the Company expects to record $50 million and $25 million of additional passenger revenue in the third quarter and fourth quarter of 2015, respectively.

Fuel Expense: Estimates are based on the January 15, 2015 fuel forward curve. In the beginning of the quarter, the Company terminated nearly all of its remaining first quarter 2015 hedge positions (20% hedged prior to terminations) and is now 2% hedged for the quarter. The Company expects a first quarter hedge loss of approximately $190 million including the impact of these terminations. This expense is included in the cash-settled hedge losses above (combination of operating and non-operating) and will be included in the Company’s first quarter 2015 non-GAAP earnings. As of the same date, the Company’s existing 2015 hedge positions beyond the first quarter are in a loss position of $680 million.

Non-Operating Expense: These estimates include cash settled hedge losses of approximately $0.03 per gallon, or approximately $28 million, in the first quarter of 2015, based on the January 15, 2015 fuel forecast.

Taxes: The Company will continue to evaluate future financial performance on a quarterly basis to determine whether such performance is both sustained and significant enough to provide sufficient evidence to support reversal of the valuation allowance. The Company currently expects to record minimal cash income taxes in 2015.

Profit Sharing: For 2015, the Company will pay approximately 10% of total adjusted earnings as profit sharing to employees for adjusted earnings up to a 6.9% adjusted pre-tax margin and approximately 14% for any adjusted earnings above that amount. Adjusted earnings for the purposes of profit sharing are calculated as GAAP pre-tax earnings, excluding special items, profit sharing expense and share-based compensation program expense. Share-based compensation expense for the purposes of the profit sharing calculation is estimated to be $14 million for the first quarter and $97 million for full-year 2015.

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First-Quarter and Full-Year 2015 Capacity

	Estimated 1Q 2015	Year-Over-Year % Change Higher/(Lower)	Estimated FY 2015	Year-Over-Year % Change Higher/(Lower)
Capacity (Million ASMs)
Mainline Capacity
Domestic	24,284 - 24,528	(0.4%) - 0.6%
Atlantic	9,710 - 9,813	(6.6%) - (5.6%)
Pacific	9,797 - 9,890	4.1% - 5.1%
Latin America	6,204 - 6,260	10.4% - 11.4%
Total Mainline Capacity	49,995 - 50,491	0.4% - 1.4%
Regional	7,219 - 7,295	(2.7%) - (1.7%)
Consolidated Capacity
Domestic	31,192 - 31,508	(1.0%) - 0.0%	136,828 - 138,190	0.50% - 1.50%
International	26,022 - 26,278	1.2% - 2.2%	112,886 - 113,984	2.7% - 3.7%
Total Consolidated Capacity	57,214 - 57,786	0.0% - 1.0%	249,714 - 252,174	1.50% - 2.50%

Fuel Price Sensitivity

As of January 15, 2015, the Company had hedged 2% of its projected fuel requirements for first quarter 2015 and 18% for full-year 2015. The Company uses a combination of swaps, three-way and four-way collars on aircraft fuel and Brent crude oil.

With the Company’s current portfolio, hedge gains/losses are recorded in both fuel expense and non-operating expense. The table below outlines the Company’s estimated cash hedge impacts at various price points based on the January 15, 2015 fuel forecast, where Brent spot price was $47.67 per barrel and full year average was $53.73 per barrel.

Fuel Scenarios*	Cash Hedge Impact	1Q15	2Q15	3Q15	4Q15
		forecast	forecast	forecast	forecast
+$40 / Barrel	Commodity Price Increase/(decrease)** ($/gal)	$0.95	$0.95	$0.95	$0.95
	Hedge Gain/(Loss) ($/gal)	(0.00)	(0.03)	(0.02)	(0.02)
+$30 / Barrel	Commodity Price Increase/(decrease)** ($/gal)	$0.71	$0.71	$0.71	$0.71
	Hedge Gain/(Loss) ($/gal)	(0.01)	(0.08)	(0.07)	(0.07)
+$20 / Barrel	Commodity Price Increase/(decrease)** ($/gal)	$0.48	$0.48	$0.48	$0.48
	Hedge Gain/(Loss) ($/gal)	(0.01)	(0.13)	(0.12)	(0.12)
+$10 / Barrel	Commodity Price Increase/(decrease)** ($/gal)	$0.24	$0.24	$0.24	$0.24
	Hedge Gain/(Loss) ($/gal)	(0.01)	(0.19)	(0.17)	(0.18)
Current forward	Commodity Price Increase/(decrease)** ($/gal)	$0.00	$0.00	$0.00	$0.00
curve	Hedge Gain/(Loss) ($/gal)	(0.01)	(0.23)	(0.22)	(0.23)
($10) / Barrel	Commodity Price Increase/(decrease)** ($/gal)	($0.24)	($0.24)	($0.24)	($0.24)
	Hedge Gain/(Loss) ($/gal)	(0.01)	(0.28)	(0.27)	(0.29)
($20) / Barrel	Commodity Price Increase/(decrease)** ($/gal)	($0.48)	($0.48)	($0.48)	($0.48)
	Hedge Gain/(Loss) ($/gal)	(0.02)	(0.32)	(0.32)	(0.34)
($30) / Barrel	Commodity Price Increase/(decrease)** ($/gal)	($0.71)	($0.71)	($0.71)	($0.71)
	Hedge Gain/(Loss) ($/gal)	(0.02)	(0.37)	(0.36)	(0.39)
($40) / Barrel	Commodity Price Increase/(decrease)** ($/gal)	($0.95)	($0.95)	($0.95)	($0.95)
	Hedge Gain/(Loss) ($/gal)	(0.02)	(0.41)	(0.41)	(0.45)

*	Projected fuel scenarios represent hypothetical fuel curves parallel to the baseline January 15, 2015 curve and are meant to illustrate the behavior of our fuel hedge portfolio at different commodity price points, assuming equal magnitude change across all hedged commodities
**	Change in United’s realized fuel price is not equal to the change in commodity prices due to timing and purchasing patterns

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Company Outlook

Fleet Plan

As of January 22, 2015, the Company’s fleet plan was as follows:

	YE 2014	YE 2015	FY Δ
B747-400	23	21	(2)
B777-200	74	74	—
B787-8/9	14	25	11
B767-300/400	51	51	—
B757-200/300	94	81	(13)
B737-700/800/900	283	308	25
A319/A320	152	152	—

Total Mainline Aircraft	691	712	21

	YE 2014	YE 2015	FY Δ
Q400	28	20	(8)
Q300	5	5	—
Q200	16	16	—
ERJ-145	245	192	(53)
ERJ-135	9	—	(9)
CRJ200	68	50	(18)
CRJ700	115	100	(15)
EMB 120	9	—	(9)
EMB 170	38	38	—
EMB 175	33	82	49

Total Regional Aircraft	566	503	(63)

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GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (“GAAP”) and non-GAAP financial measures, including net income/loss, net earnings/loss per share and CASM, among others. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL also believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. In addition, UAL believes that excluding non-cash (gains)/losses on fuel hedges from non-operating expense is useful because it allows investors to better understand the impact of settled hedges on a given period’s results.

	Estimated 1Q 2015		Estimated FY 2015
	Low	High	Low	High
Consolidated Unit Cost (¢/ASM)
Consolidated CASM Excluding Profit Sharing	13.36	13.54	13.36	13.52
Special Charges (a)	—	—	—	—

Consolidated CASM Excluding Profit Sharing & Special Charges (b)	13.36	13.54	13.36	13.52
Less: Third-Party Business Expenses	0.11	0.11	0.11	0.11

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges (b)	13.25	13.43	13.25	13.41
Less: Fuel Expense (c)	3.02	3.10	3.64	3.71

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses, Fuel & Special Charges (b)	10.23	10.33	9.61	9.70

	Low	High	Low	High
Non-operating Expense ($M)
Non-operating expense	$202	$232	$683	$733
Economic hedge adjustments (d)	17	17	(267)	(267)

Non-operating expense, adjusted (b)	$185	$215	$950	$1,000

(a)	Operating expense per ASM – CASM excludes special charges, the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the Company anticipates that it will record such special charges throughout the year and may record profit sharing, at this time the Company is unable to provide an estimate of these charges with reasonable certainty.
(b)	These financial measures provide management and investors the ability to measure and monitor the Company’s performance on a consistent basis.
(c)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the Company’s control.
(d)	Economic hedge adjustments consist of excluding MTM gains and losses from fuel hedges settling in future periods and adding back prior period gains and losses on fuel contracts settled in the current period. The purpose of economic hedge adjustments is to adjust GAAP fuel hedge gains (losses) to a cash-settled amount.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this report are based upon information available to us on the date of this report. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; the possibility that expected merger synergies will not be realized or will not be realized within the expected time period; and other risks and uncertainties set forth under Item 1A., Risk Factors, of UAL’s Annual Report on Form 10-K, as well as other risks and uncertainties set forth from time to time in the reports we file with the SEC.

For further questions, contact Investor Relations at (872) 825-8610 or investorrelations@united.com

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